FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): April 27, 2006

                          GLOBETEL COMMUNICATIONS CORP.
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                      0-23532                  88-0292161
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)

        9050 Pines Blvd., Suite 110, Pembroke Pines, FL            33024
          (Address of Principal Executive Offices)               (Zip Code)

      Registrant's telephone number, including area code: 954-241-0590

            Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Globetel has terminated its agreement with LLC Internafta to build wireless networks in 30 Russian cities, due to Internafta's failure to pay the initial funds due under the parties' agreement.

Item 3.02. Unregistered Sales of Equity Securities.

On April 27, 2006 the Company entered into an agreement with Caterham Financial Management, LTD (`Caterham") and received $1,050,000 for 500,000 shares of GTE common stock at $2.10 per share, in accordance with a Securities Purchase agreement executed with Caterham. The agreement stipulates that Caterham will purchase from the Company, an additional 1,500,000 shares of GTE stock at 84% of the market price, but at not less than $2.00 per share. Under the agreement Caterham must purchase the remaining 1,500,000 shares of GTE common stock before June 25, 2006 unless the GTE common stock price is less than $2.25. The agreement does not carry any registration rights.

Exhibits.

      Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Regulation S-K.

                                    SIGNATURE

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        GlobeTel Communications Corp.


Dated: May 9, 2006                      By: /s/ Timothy M. Huff
                                            ------------------------------
                                            Timothy M. Huff
                                            Chief Executive Officer

                                  EXHIBIT INDEX

Number               Description
------               -----------

4.1         Securities Purchase Agreement